                                                                    Exhibit 10.9

                   FORM OF AFFILIATE LOCK-UP AGREEMENT

            LOCK-UP AGREEMENT (this "Agreement"), dated as of June ___, 1999, between [Affiliate] (the "Original Shareholder"), and Greenhill & Co., LLC, a New York limited liability company (the "Representative").

                                    RECITALS

            A. Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June ___, 1999, by and among Starwood Financial Trust, a Maryland real estate investment trust ("Starwood"), ST Merger Sub, Inc., a Maryland corporation ("Starwood Sub"), and TriNet Corporate Realty Trust, Inc., a Maryland corporation ("TriNet"), Starwood, Starwood Sub and TriNet have agreed, among other things, to enter into a transaction (the "Merger") in which, subject to the terms and conditions of the Merger Agreement, Starwood Sub will merge with and into TriNet, with TriNet being the surviving corporation.

            B. Pursuant to an Agreement and Plan of Merger (the "Incorporation Merger Agreement"), dated as of June ___, 1999, by and between Starwood and Starwood Financial, Inc., a newly-formed Maryland corporation ("New Starwood"), Starwood intends to merge with and into New Starwood (the "Incorporation Merger"), with New Starwood being the surviving corporation.

            C. The parties hereto wish to restrict the transfer of certain securities of Starwood and New Starwood that will be held by the Original Shareholder or certain successors in interest thereto.

            D. The continuing force and effect of this Agreement is a condition precedent to the consummation of the Merger by TriNet.

            In consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            Section 1. Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement:

            "Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by
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                                                                               2


contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreed Counsel" means a reputable law firm other than those retained by the parties to an Enforcement Action, which law firm is jointly selected by the attorneys representing such parties and agreed-upon by such parties.

            "Board of Directors" means, with respect to a Person, the board of directors, board of trustees, board of managers or similar body of such Person.

            "Change of Control" means that the common shareholders of the Company immediately prior to the consummation of a merger, consolidation, acquisition of assets or securities or a disposition of assets or securities (other than a public offering of common stock), own less than 50% of the equity of the surviving or successor entity resulting from such transaction.

            "Closing Date" shall have the meaning ascribed to it in the Merger Agreement.

            "Common Stock" means, (i) prior to the consummation of the Incorporation Merger, Starwood Common Stock and (ii) subsequent to the consummation of the Incorporation Merger, New Starwood Common Stock.

            "Company" means, prior to the consummation of the Incorporation Merger, Starwood and, subsequent to the consummation of the Incorporation Merger, New Starwood.

            "Deed of Adherence" means a Deed of Adherence to this Agreement substantially in the form of Exhibit 1 hereto.

            "Enforcement Action" shall have the meaning ascribed to it in
Section 4.2 hereof.

            "Initial Holdings" shall have the meaning ascribed to it in Section
6.8 hereof.

            "New Starwood Common Stock" means the common stock, par value $0.001 per share, of New Starwood.

            "Permitted Foreclosure" means any foreclosure or other realization upon security upon the Restricted Securities permitted by Section 3.1(a) of the Shareholder Agreement.

            "Permitted Holders" means (i) with respect to a Person other than a natural person, all Affiliates of such Person and (ii) with respect to a Person who is a natural person, the spouse or any lineal descendant of such Person, a trust established for the benefit of any of the foregoing or any personal representative, estate or executor
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                                                                               3


under any will of such Person or pursuant to the laws of intestate succession, that, in either case (i) or (ii), has executed a Deed of Adherence.

            "Permitted Liens" means any pledges of Restricted Securities permitted by Section 3.1(a) of the Shareholder Agreement.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Pro Rata Share" means, (i) with respect to a Rightholder other than the Representative, the fraction, the numerator of which is the number of shares of Common Stock then owned as of record by such Rightholder and the denominator of which is the total number of shares of Common Stock then outstanding and (ii) with respect to the Representative, zero.

            "Public Offering" means a public offering of securities in which a Shareholder has the right to participate pursuant to Section 3 of the Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"), dated as of March 18, 1998 among Starwood Financial Trust, a California business trust (as predecessor in interest to Starwood), Starwood Mezzanine Investors, L.P., a Delaware limited partnership, SAHI Partners, a Delaware general partnership and SOFI-IV SMT Holdings, L.L.C., a Delaware limited liability company.

            "Rightholder" means each of (i) the Representative and (ii) each third-party beneficiary described in Section 7.2 hereof.

            "Representative Contact Persons" means those individuals listed on Schedule A hereto and any other employees or agents of the Representative appointed to be Representative Contact Persons by written notice provided to the Original Shareholder.

            "Restricted Security" means all Starwood Common Stock, New Starwood Common Stock and any other securities convertible into, exchangeable for or exercisable for, Starwood Common Stock or New Starwood Common Stock, in each case, that was received by the Original Shareholder in connection with the Merger but only for so long as such securities are subject to the transfer restrictions contained in Sections 2.1, 2.2, 2.3 and 2.4 hereof.

            "Shareholder" means each of the Original Shareholder and any other Persons who hold Restricted Securities and execute a Deed of Adherence in accordance with Section 2.6 hereof.

            "Shareholder Agreement" means the Shareholder Agreement, of even date herewith, among TriNet, SOFI-IV SMT Holdings, L.L.C., a Delaware limited liability company, and Starwood Mezzanine Investors, L.P., a Delaware limited partnership.

            "Stock Dividend" shall have the meaning ascribed to it in the Merger Agreement.

            "Starwood Common Stock" means the Class A shares of beneficial interest, par value $1.00 per share, and the Class B shares of beneficial interest, par value $0.01 per share, of Starwood.

            "Six-Month Anniversary" shall have the meaning ascribed to it in
Section 2.1 hereof.

            "Six-Month Holdings" means the number of shares of Common Stock represented by all Restricted Securities owned as of record by all Shareholders on the Six-Month Anniversary.

            "Warranted" means, with respect to an Enforcement Action, that such Enforcement Action was based on the best knowledge, information and belief, formed after an inquiry reasonable under the circumstances, of the parties bringing such Enforcement Action that this Agreement has been breached and that such Enforcement Action was not presented for any improper purpose, such as to harass or to cause unnecessary delay or needless increase in litigation costs.

References in this Agreement to a "party" or "parties" are references to a party or parties (respectively) to this Agreement unless the context requires otherwise. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them by the Merger Agreement.

            Section 2. Transfer Restrictions. Except as provided in Section 3 hereof:

                  2.1 During the period from the Closing Date until the date
(the Six-Month Anniversary") falling six months after the Closing Date, the Shareholders shall not directly or indirectly sell, pledge, encumber, transfer, enter into any voting or similar agreement with respect to or otherwise dispose of (collectively, "Transfer") or enter into any agreement or series of agreements to Transfer any Restricted Securities other than to a Permitted Holder; provided, however, that during such six-month period, the Shareholders may Transfer to a party other than a Permitted Holder: (i) Restricted Securities representing, in the aggregate, no more than 5% of
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                                                                               5


the Initial Holdings (the "Initial Exemption"); (ii) Restricted Securities representing, in the aggregate, up to 30% of the Initial Holdings in a transaction or series of transactions not consummated on any securities exchange, quotation system or other form of securities market (the "Off-Market Sale Exemption"); and (iii) Restricted Securities representing, in the aggregate, up to 20% of the Initial Holdings in a Public Offering in accordance with Section 3 of the Registration Rights Agreement (the "Public Offering Exemption"). All Restricted Securities sold under any one of (x) the Initial Exemption, (y) the Off-Market Sale Exemption and (z) the Public Offering Exemption shall count as Restricted Securities sold under the other two of the Initial Exemption, the Off-Market Sale Exemption and the Public Offering Exemption. For the avoidance of doubt, all Restricted Securities Transferred pursuant to the Initial Exemption, the Off-Market Sale Exemption or the Public Offering Exemption shall be deemed not to be Restricted Securities after such Transfer. For the avoidance of doubt, the term "Transfer" shall not include any conversion or exchange occurring by operation of law. If any Restricted Securities that are (a) registered under the Securities Act of 1933, as amended, or (b) entitled to registration rights exercisable prior to the Six-Month Anniversary, are Transferred to a purchaser by a Shareholder using the Off-Market Sale Exemption, such Transfer shall not be for the purpose of circumventing the restrictions set forth in this Section 2, and such Transfer shall not occur until such purchaser has signed a Deed of Adherence agreeing to abide by the terms and provisions of this Section 2.1.

                  2.2 During the period from the day after the Six-Month Anniversary until the date falling 12 months after the Closing Date, the Shareholders shall not Transfer or enter into any agreement or series of agreements to Transfer, Restricted Securities representing, in the aggregate, more than one-third of the Six-Month Holdings to a party other than a Permitted Holder.

                  2.3 During the period from the day after the Six-Month Anniversary until the date falling 18 months after the Closing Date, the Shareholders shall not Transfer or enter into any agreement or series of agreements to Transfer, Restricted Securities representing, in the aggregate, more than two-thirds of the Six-Month Holdings to a party other than a Permitted Holder.

                  2.4 After the date falling 18 months and one day after the Closing Date, the Shareholders may Transfer 100% of the Six-Month Holdings to a party other than a Permitted Holder.

                  2.5 For the avoidance of doubt, all Restricted Securities Transferred as permitted by Section 2.2, 2.3 or 2.4 hereof shall be deemed not to be Restricted Securities after such Transfer.
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                                                                               6


                  2.6 No Shareholder shall adopt a plan for liquidation or dissolution of such Shareholder or make any distributions of the Restricted Securities to any Persons in respect of such Shareholder's capital stock or other ownership interests unless all Persons that will receive Restricted Securities in connection with such liquidation, dissolution or distribution have executed a Deed of Adherence.

            Section 3. Exceptions to Transfer Restrictions. The restrictions set forth in Section 2 hereof shall not apply to (i) a Transfer of Restricted Securities that is made by the Shareholder in response to a "tender offer" with respect to which the completion of such tender offer is conditioned upon such completion resulting in a Change of Control; (ii) a Transfer of Restricted Securities that is made to the Person (or any Affiliate of such Person) receiving control of the Company as a result of a Change of Control; (iii) a pledge of Restricted Securities that is made in order to establish a margin account at a reputable brokerage firm; (iv) a pledge of Restricted Securities to a lender in order to effect a bona-fide loan or financing transaction with such lender which transaction is not intended to circumvent the transfer restrictions of Section 2 hereof; (v) a Transfer of Restricted Securities to the lender or brokerage firm that is the pledgee with respect to a pledge described in clause
(iii) or (iv) above or to an Affiliate of such lender or such brokerage firm or to a purchaser in a foreclosure sale; (vi) a Transfer that occurs because of entry by the Shareholders into a voting agreement, proxy or other arrangement deemed reasonably necessary by the Board of Directors of the Company to effectuate a merger, consolidation, amalgamation or other business combination that has been approved by the Board of Directors of the Company; and (vii) the granting of a proxy with respect to any annual or special meeting of the shareholders of the Company. For the avoidance of doubt, all Restricted Securities Transferred pursuant to exceptions (i), (ii) or (v) listed in this
Section 3 shall no longer be deemed to be Restricted Securities subsequent to such Transfer.

            Section 4. Remedies.

                  4.1 The parties declare and agree that it is impossible to measure in money the damages that would be suffered by a party by reason of the failure by any other party to perform any of its obligations under this Agreement. Therefore, if any party institutes any action or proceeding to enforce the provisions of this Agreement, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law and, consequently, the parties hereby agree that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
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                                                                               7


                  4.2 If any Rightholder or group of Rightholders institutes any action or proceeding (an "Enforcement Action") to enforce the provisions of this Agreement against a Shareholder:

                        4.2.1 If (i) such Enforcement Action results in a court of competent jurisdiction entering a final judgment in favor of such Shareholder and (ii) Agreed Counsel determines that such Enforcement Action was Warranted, each Rightholder bringing such Enforcement Action shall pay such Shareholder an amount equal to the product of (x) such Rightholder's Pro Rata Share times (y) the reasonable costs and expenses (including the fees and disbursements of attorneys other than Agreed Counsel) of such Shareholder incurred in connection with the resolution of such Enforcement Action, and the fees and disbursements of Agreed Counsel shall be borne equally among all parties to such Enforcement Action.

                        4.2.2 If (i) such Enforcement Action results in a court of competent jurisdiction entering a final judgment in favor of such Shareholder and (ii) Agreed Counsel determines that such Enforcement Action was not Warranted, the Rightholders bringing such Enforcement Action (other than the Representative) shall pay such Shareholder an amount equal to the reasonable costs and expenses (including the fees and disbursements of attorneys other than Agreed Counsel) of such Shareholder incurred in connection with the resolution of such Enforcement Action, and the fees and disbursements of Agreed Counsel shall be borne equally among the Rightholders instituting such Enforcement Action.

                        4.2.3 If such Enforcement Action results in a court of competent jurisdiction entering a final judgment against such Shareholder, the Shareholder shall pay each Rightholder bringing such Enforcement Action an amount equal to the reasonable costs and expenses (including the fees and disbursements of attorneys) of such Rightholder incurred in connection with the resolution of such Enforcement Action.

                        4.2.4 Otherwise, each party shall bear its own expenses incurred in connection with the resolution of Enforcement Actions.

                  4.3 If any amount payable under Section 4.2 hereof is not paid in full by the party liable for such amount (the "Liable Party") within 30 calendar days after written notice requesting such payment is provided to the Liable Party by the party entitled to such amount (the "Entitled Party"), the Entitled Party may provide written notice to the Company of such failure to pay and the amount owed by the Liable Party. Upon receipt of such notice, the Company shall not make any distributions (whether cash or otherwise) to the Liable Party in respect of its equity interests in the Company and shall make such distributions to the Entitled Party until the amount of such distributions made to the Entitled Party equals the amount owed by the Liable Party.

                  4.4 Any Rightholder (other than the Representative) bringing an Enforcement Action shall not hold fewer than 100 shares of Common Stock during the pendency of such Enforcement Action.

            Section 5. Term and Termination. Unless earlier terminated by a writing executed by all parties, this Agreement shall terminate on the date falling 24 months and one day after the Closing Date.

            Section 6. Representations and Warranties. The Original Shareholder represents and warrants that:

                  6.1 As of the date hereof, the Original Shareholder has all requisite power and authority to enter into this Agreement, and the consummation of all transactions contemplated by this Agreement have been duly authorized by all necessary action on its part;

                  6.2 As of the date hereof, this Agreement has been duly executed and delivered by the Original Shareholder and constitutes the valid and binding agreement of it and is enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                  6.3 As of the date hereof, the execution, delivery and performance of this Agreement by the Original Shareholder does not and will not violate or conflict with any organizational document, Law, contract, instrument or arrangement to which it is a party or by which it is bound;

                  6.4 Both upon consummation of the Incorporation Merger and on the Closing Date, the Original Shareholder will be the record holder and beneficial owner of the securities described on Schedule 6.4 hereto, free and clear of any and all liens, charges, encumbrances, pledges, voting agreements or other commitments of any kind (in each case, assuming the consummation of both the Merger and the Incorporation Merger) other than Permitted Liens;

                  6.5 Both upon consummation of the Incorporation Merger and on the Closing Date, the Original Shareholder will own (either beneficially or of record) no Restricted Securities other than the securities described on Schedule
6.4 hereto (in each case, assuming the consummation of both the Merger and the Incorporation Merger), except for (i) Class B shares of beneficial interest of Starwood, par value $0.01 per share ("Class B Shares"), and (ii) Class A shares of beneficial interest of Starwood, par value $1.00 per share ("Class A Shares"), issued to the Original Shareholder pursuant to the Stock Dividend; provided that between the date hereof and the Closing Date, Restricted Securities may be Transferred in a Permitted Foreclosure;

                  6.6 The Original Shareholder is, as of the date hereof, and will be, on the Closing Date, the record holder and beneficial owner of the securities described on Schedule 6.6 hereto, free and clear of any and all liens, charges, encumbrances, pledges, voting agreements or other commitments of any kind (in each case, assuming the consummation of the Merger but not the consummation of the Incorporation Merger), other than Permitted Liens;

                  6.7 As of the date hereof, the Original Shareholder owns (either beneficially or of record), and will own (either beneficially or of record), on the Closing Date, no Restricted Securities other than the securities described on Schedule 6.6 hereto (in each case, assuming the consummation of the Merger but not the consummation of the Incorporation Merger), except for (i) Class B Shares and (ii) Class A Shares issued to the Original Shareholder pursuant to the Stock Dividend; provided that between the date hereof and the Closing Date, Restricted Securities may be Transferred in a Permitted Foreclosure; and

                  6.8 On the Closing Date, the Original Shareholder will own (either beneficially or of record) a number of shares of Common Stock other than Class B Shares (the "Initial Holdings") equal to 10,759,890 shares of Common Stock owned as of the date hereof plus additional Common Stock to be issued to it pursuant to the Stock Dividend.

            Section 7. Miscellaneous.

                  7.1 Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered mail or overnight delivery service, in either case postage prepaid, or delivered by telecopy, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by overnight delivery service, on the business day following deposit with such delivery service or, if delivered by telecopy, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:

                  If to the Original Shareholder, to:

                  c/o Starwood Capital Group, L.L.C.
                  Three Pickwick Plaza, Suite 250

                  Greenwich, CT 06830
                  Attention: Madison Grose
                  Telecopy: (203) 861-2101

                  with copies to:

                  Katten, Muchin & Zavis
                  525 W. Monroe St. #1600
                  Chicago, IL 60661
                  Attention: Nina Matis, Kenneth M. Jacobson
                  Telecopy: (312) 902-1061

                  If to the Representative, to:

                  Greenhill & Co., LLC
                  31 West 52nd Street, 16th Floor
                  New York, NY 10019
                  Telecopy: (212) 408-0660
                  All correspondence must be sent to the attention of a Representative Contact Person with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY 10022
                  Telecopy: (212) 848-7179
                  Attention: John A. Marzulli, Jr.

Any party may, by notice to the other parties, designate another address or person for receipt of notices hereunder. Any additional parties agreeing to be bound by the terms of this Agreement who execute a Deed of Adherence shall receive notices hereunder at the location specified in such Deed of Adherence.

                  7.2 At any given time, all holders of Common Stock who then hold 100 or more shares of Common Stock are hereby acknowledged (as of such time) as intended third-party beneficiaries of this Agreement. The rights and privileges granted under this Agreement to the Rightholders shall inure to the benefit of such holders, and the provisions of this Agreement shall be binding upon any such holder who brings an Enforcement Action. Any waiver of a provision of this Agreement granted by the Representative pursuant to Section 7.5 hereof shall be binding upon and effective against all Rightholders.

                  7.3 In the event any provision hereof is held void or unenforceable by any court, such provision shall be severable and shall not affect the remaining provisions hereof.

                  7.4 This Agreement reflects the entire agreement among the parties and supersedes all prior agreements and communications, either oral or in writing, among the parties with respect to the subject matter hereof; provided that, for the avoidance of doubt, this provision shall not affect the validity of the Engagement Letter (the "Engagement Letter") between the Representative and TriNet, dated as of June __, 1999, and, in the event of any conflict between the terms and provisions of this Agreement and those of the Engagement Letter, the terms and provisions of the Engagement Letter shall prevail.

                  7.5 This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived (i) in the case of a waiver by the Rightholders, by a written instrument signed on behalf of the Representative by any Representative Contact Person; (ii) in the case of a waiver by any other parties, by an written instrument signed by all such parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The Representative shall not be liable for any error of judgment or any action taken, suffered or omitted to be taken under this Agreement except in the case of its gross negligence, bad faith or willful misconduct. The Representative may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it under this Agreement in good faith and in accordance with the opinion of such counsel.

                  7.6 This Agreement may not be assigned by any party without the prior written consent of the other parties except in connection with a transfer of Restricted Securities in accordance with this Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted transferees from and after the date hereof.

                  7.7 Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  7.8 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT REGARD TO THE CONFLICTS OF LAWS, PRINCIPLES OF SUCH STATE).

                  7.9 Each party to this Agreement agrees that all disputes between them arising out of or relating to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by federal courts located in New York, New York, to the extent such courts have jurisdiction. Each of the parties waives any objection that each may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this paragraph. Each party waives personal service of any process upon him or it and irrevocably consents to service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage pre-paid, to such persons address specified in this Agreement or such other address designated by such person in accordance with the terms of this Agreement.

                  7.10 No partner or member in a Shareholder or the Representative shall have any individual or personal liability on account of this Agreement, and no officer, director, member, shareholder or partner of any such partner or member shall have any individual or personal liability on account of this Agreement unless, in either case, such Person has executed a Deed of Adherence. For the avoidance of doubt, no negative or deficit capital accounts shall be considered to be assets of a Shareholder or other Person, and no obligation of a partner or member to contribute capital or make loans shall be considered such an asset.

            Section 7.11 It is agreed that nothing contained in this Agreement is binding upon the GECC or its successors and assigns, as secured parties under the GECC Pledge Agreement, or upon any Person who acquires Restricted Securities pursuant to the exercise of the foreclosure, other realization or sale rights and remedies under the GECC Pledge Agreement, the GECC Credit Agreement (as defined in the Shareholder Agreement) or applicable law unless GECC or such Person (as the case may be) has executed a Deed of Adherence (it being understood neither GECC nor such Person is obligated under this Agreement to execute such a Deed of Adherence with respect to such Restricted Securities). In the event of any conflict under this Agreement, the provisions of this Section
7.11 shall control.

                  7.12 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       GREENHILL & CO., LLC


                                       By: ___________________________
                                           Name: Scott L. Bok
                                           Title: Managing Director

Accepted and agreed
as to Section 4.3:

STARWOOD


By: __________________________
    Name:
    Title:

                                    Exhibit 1

                                DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made the __________ day of  _________

AMONG:

(#)   [The Persons then party to the Agreement]; and

(#)   [Name of New Shareholder] (the "New Shareholder").

WHEREAS:

(A) On the ___ day of June 1999, the Original Shareholder and the Representative entered into a Lock-up Agreement (the "Agreement") to which a form of this Deed is attached as Exhibit 1.

(B) The New Shareholder wishes to [have transferred to him/her/it] [______] shares of [designate security to be transferred] (the "Shares"), from [name of Old Shareholder] (the "Old Shareholder") and in accordance with
      Section 2.3 of the Agreement or as a Permitted Transferee has agreed to enter into this Deed.

NOW THIS DEED WITNESSES as follows:

1.    Interpretation.

      In this Deed, except as the context may otherwise require, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.    Covenant.

      The New Shareholder hereby covenants with and to the Rightholders and the other Shareholders, to adhere to and be bound by all the duties, burdens and obligations of a Shareholder under the Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been a Shareholder under the Agreement since the date thereof.

3.    Enforceability.

      Each other Shareholder and the Rightholders shall be entitled to enforce the Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Old Shareholder (other than those that are non-assignable) under the Agreement in each case as if the New Shareholder had been a Shareholder under the Agreement since the date thereof.

4.    Representations and Warranties.

      The New Shareholder represents and warrants as of the date hereof that:
      (i) the New Shareholder has all requisite power and authority to enter into this Deed and the Agreement, and the consummation of all transactions contemplated by this Deed and the Agreement have been duly authorized by all necessary action on its part; (ii) this Deed has been duly executed and delivered by the New Shareholder, and this Deed and the Agreement constitute the valid and binding agreements of it and are enforceable against it in accordance with their terms; and (iii) the execution, delivery of this Deed and performance of this Deed and the Agreement by the New Shareholder does not and will not violate or conflict with any organizational document, Law, contract, instrument or arrangement to which it is a party or by which it is bound.

5.    Notices.

      All notices to the New Shareholder under Section 7.1 of the Agreement shall be delivered to:

      [Contact Information]

6.    Governing Law.

      THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

                                       [Appropriate Signature Block]

                                   Schedule A

The Representative Contact Persons shall be:

1.    Mr. Robert F. Greenhill
2.    Mr. Scott L. Bok